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                                                                     EXHIBIT 1.3



                                PRICING AGREEMENT


Legg Mason Wood Walker, Incorporated
         111 South Calvert Street
         P.O. Box 1476
         Baltimore, Maryland  21203

                                                               February 24, 1998

Ladies and Gentlemen:

         American Health Properties, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated February 24, 1998 (the "Underwriting Agreement"), between the Company on the one hand and you on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provision had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty that refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities that are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.


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         If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.



                                    Very truly yours,

                                    American Health Properties, Inc.


                                    By:   /s/ Michael J. McGee
                                       ------------------------------------
                                       Name:  Michael J. McGee
                                       Title: Senior Vice President
                                              and Chief Financial Officer


Accepted as of the date hereof:

Legg Mason Wood Walker, Incorporated





By: /s/ Edwin J. Bradley, Jr.
   ---------------------------------
Name:   Edwin J. Bradley, Jr.
Title:  Vice President




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                                   SCHEDULE I



                                                                NUMBER OF
                                                                SHARES OF
                                                                 COMMON
                                                               STOCK TO BE
UNDERWRITER                                                     PURCHASED
-----------                                               -------------------




Legg Mason Wood Walker, Incorporated                                   353,201
                                                           -------------------
Total                                                                  353,201
                                                           ===================







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                                   SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

         Common Stock, $.01 par value

AGGREGATE NUMBER OF DESIGNATED SECURITIES:

         353,201 Shares

         (These are all Firm Shares and there are no Optional Shares in this transaction.)

PRICE TO PUBLIC:

         $28.3125 per Share

PURCHASE PRICE BY UNDERWRITERS:

         $27.0384375 per Share

FORM OF DESIGNATED SECURITIES:

         Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC or its designated custodian.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

         Immediately available funds

TIME OF DELIVERY:

          10:00 a.m. (New York City time), on February 27, 1998

TRANSFER AGENT:

         ChaseMellon Shareholder Services, L.L.C.

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

         The Closing will take place at Hunton & Williams, Richmond, Virginia. The Designated Securities will be delivered to DTC or its designated custodian.


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NAMES AND ADDRESSES OF REPRESENTATIVES:

         Designated Representatives, as referred to in Section 12 of the Underwriting Agreement:

         Legg Mason Wood Walker, Incorporated

         Address for Notices, etc.:

         Legg Mason Wood Walker, Incorporated
         111 South Calvert Street
         Baltimore, Maryland 21203



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